Exhibit 4.4

COOPER US, INC.,
as Issuer
COOPER INDUSTRIES, LTD.
COOPER B-LINE, INC.
COOPER BUSSMANN, LLC
COOPER CROUSE-HINDS, LLC
COOPER LIGHTING, LLC
COOPER POWER SYSTEMS, LLC
and
COOPER WIRING DEVICES, INC.,
as Guarantors
COOPER INDUSTRIES PLC,
as New Guarantor
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee
THIRD
SUPPLEMENTAL
INDENTURE
________________
Dated as of September 8, 2009

     THIRD SUPPLEMENTAL INDENTURE dated as of September 8, 2009 (this “Third Supplemental Indenture”), by and among (i) Cooper US, Inc., a Delaware corporation (the “Issuer” or the “Company”), (ii) Cooper Industries, Ltd., an exempted company incorporated with limited liability under the laws of Bermuda (“Cooper Parent”), (iii) Cooper Industries plc, a public limited company formed under the laws of Ireland (the “New Guarantor”), (iv) Cooper B-Line, Inc., a Delaware corporation (“B-Line”), Cooper Bussmann, LLC, a Delaware limited liability company (“Bussmann”), Cooper Crouse-Hinds, LLC, a Delaware limited liability company (“Crouse”), Cooper Lighting, LLC, a Delaware limited liability company (“Lighting”), Cooper Power Systems, LLC, a Delaware limited liability company (“Power Systems”) and Cooper Wiring Devices, Inc., a New York corporation (“Wiring”), and (v) Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Issuer and Cooper Parent have heretofore entered into an Indenture, dated as of June 18, 2007 (the “Original Indenture”), with Deutsche Bank Trust Company Americas, as trustee;
     WHEREAS, the Issuer, the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, previously entered into that certain First Supplemental Indenture dated as of June 18, 2007 (the “First Supplemental Indenture”);
     WHEREAS, the Issuer, the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, previously entered into that certain Second Supplemental Indenture dated as of March 27, 2008 (the “Second Supplemental Indenture”);
     WHEREAS, the Original Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is herein called the “Indenture”;
     WHEREAS, pursuant to a Scheme of Arrangement under Bermuda law that will become effective on the date hereof, the holders of Class A common shares of Cooper Parent (other than subsidiaries of Cooper Parent that hold Class A common shares) will become holders of ordinary shares of the New Guarantor and Cooper Parent will become a wholly owned subsidiary of the New Guarantor;
     WHEREAS, the New Guarantor desires to guarantee the payment and other obligations of the Issuer under the Indenture as set forth in Section 1 hereof (the “New Guarantee”);
     WHEREAS, the entry into this Third Supplemental Indenture by the parties hereto is in all respects permitted by the provisions of Section 11.01(k) of the Indenture; and
     WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Except as otherwise provided herein, the New Guarantor hereby fully and unconditionally guarantees to each Holder of a Debt Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest, if any, on, the Debt Securities and all other obligations of the Company under the Indenture, including all obligations thereunder of the Company to the Trustee, when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption, upon a repurchase date or otherwise, in accordance with the terms of the Debt Securities and of the Indenture. In case of the failure of the Company punctually to make any such payment, the New Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the stated maturity or by acceleration, call for redemption, upon a repurchase date or otherwise, and as if such payment were made by the Company. The New Guarantor agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Debt Securities or the Indenture, the absence of any action to enforce the same or any release (other than by operation of Article Thirteen of the Indenture), amendment, waiver or indulgence granted to the Company, the Guarantors or the New Guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Debt Securities or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The New Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Debt Securities or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this New Guarantee will not be discharged in respect of the Debt Securities except by complete performance of the obligations contained in the Debt Securities and in this New Guarantee or the operation, as applicable, of Article Thirteen of the Indenture. The New Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Debt Securities, to collect any principal of, or, interest or premium, if any, on, the Debt Securities, or to enforce or exercise any other right or remedy with respect to the Debt Securities, the New Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     The New Guarantor shall be subrogated to all rights of the Holders of the Debt Securities upon which its New Guarantee is endorsed against the Company in respect of any amounts paid by the New Guarantor on account of the Debt Securities pursuant to the provisions of this New Guarantee or the Indenture; provided, however, that the New Guarantor shall not be entitled to

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enforce or to receive any payment arising out of, or based upon, such right of subrogation until the principal of, and premium, if any, and interest, if any, on, all Debt Securities issued under the Indenture shall have been paid in full.
     This New Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Debt Securities, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any holder of the Debt Securities, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Debt Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     Any term or provision of this New Guarantee to the contrary notwithstanding, the aggregate amount of the obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this New Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
     The obligations of the New Guarantor under this Section 1 shall be joint and several with the obligations of each of the Guarantors under their respective Guarantees.
     Notwithstanding anything in this Section 1 to the contrary, concurrently with the payment in full of (i) the principal of, premium, if any, and interest, if any, on the Debt Securities and (ii) all other obligations of the Company under the Indenture, the New Guarantor shall be released from and relieved of its obligations under this Section 1. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this New Guarantee was made by the Company in accordance with the provisions of the Indenture and the Debt Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the New Guarantor from its obligations under this New Guarantee. If any of the obligations to pay the principal of, premium, if any, and interest, if any, on the Debt Securities and all other obligations of the Company are revived and reinstated after the termination of this New Guarantee, then all of the obligations of the New Guarantor under this New Guarantee shall be revived and reinstated as if this New Guarantee had not been terminated until such time as the principal of, premium, if any, and interest, if any, on the Debt Securities and all other obligations of the Company under the Indenture are paid in full, and the New Guarantor shall enter into an amendment to this New Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.
     Section 2. This Third Supplemental Indenture constitutes an integral part of the Indenture.

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     Section 3. The Original Indenture, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture and this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
     Section 4. All capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Original Indenture.
     Section 5. This Third Supplemental Indenture may be executed in any number of counterparts, and by each party hereto on separate counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.
     Section 6. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 7. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.
     Section 8. The Trustee hereby notifies each of the Company, the Guarantors and the New Guarantor that pursuant to the requirement of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each of the Company, the Guarantors and the New Guarantor, which information includes the name and address of each of the Company, the Guarantors and the New Guarantor and other information that will allow the Trustee to identify each of the Company, the Guarantors and the New Guarantor in accordance with the Patriot Act.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereby have caused this Third Supplemental Indenture to be duly executed and delivered by their duly authorized representatives as of the day and year first written above.
SIGNATURES
ISSUER:

Attest:		COOPER US, INC.

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President, Taxes

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Vice President and Treasurer
Third Supplemental Indenture
Signature Page — Page 1

GUARANTORS:

Attest:		COOPER INDUSTRIES, LTD.

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President, Taxes

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Vice President and Treasurer

Third Supplemental Indenture
Signature Page — Page 2

GUARANTORS:

Attest:		COOPER B-LINE, INC.

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Treasurer
Third Supplemental Indenture
Signature Page — Page 3

GUARANTORS:

Attest:		COOPER BUSSMANN, LLC

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Treasurer
Third Supplemental Indenture
Signature Page — Page 4

GUARANTORS:

Attest:		COOPER CROUSE-HINDS, LLC

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Treasurer
Third Supplemental Indenture
Signature Page — Page 5

GUARANTORS:

Attest:		COOPER LIGHTING, LLC

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Treasurer
Third Supplemental Indenture
Signature Page — Page 6

GUARANTORS:

Attest:		COOPER POWER SYSTEMS, LLC

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Treasurer
Third Supplemental Indenture
Signature Page — Page 7

GUARANTORS:

Attest:		COOPER WIRING DEVICES, INC.

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Treasurer
Third Supplemental Indenture
Signature Page — Page 8

NEW GUARANTOR:

Attest:		COOPER INDUSTRIES PLC

By:	/s/ Barbara A. Widra	By:	/s/ John B. Reed

			Name:	John B. Reed
			Title:	Vice President, Taxes

By:	/s/ Barbara A. Widra	By:	/s/ Tyler Johnson

			Name:	Tyler Johnson
			Title:	Vice President and Treasurer
Third Supplemental Indenture
Signature Page — Page 9

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ David Contino

	Name:	David Contino
	Title:	Vice President

By:	/s/ Kenneth R. Ring

	Name:	Kenneth R. Ring
	Title:	Vice President
Third Supplemental Indenture
Signature Page — Page 10